Exhibit 99

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: (615) 890-9100

NHI Announces Second Quarter 2016 Results

MURFREESBORO, Tenn. – (August 5, 2016) National Health Investors, Inc. (NYSE:NHI) announced today its Funds From Operations ("FFO"), its Normalized Funds From Operations, its Normalized Adjusted Funds From Operations (“AFFO”), its Normalized Funds Available for Distribution (“FAD”) and net income attributable to common stockholders for the three months and six months ended June 30, 2016.

Highlights

•	Announced $337.0 million in acquisitions and loans year-to-date; $27.6 million in dispositions

•	Normalized AFFO up 8.9% quarter over quarter; 7.5% year over year

•	Maintained low leverage balance sheet at 4.4x net debt-to-annualized EBITDA

•	Portfolio lease coverage remains strong at 1.92x

•	Signed letter of understanding with Bickford Senior Living to convert RIDEA portfolio to triple-net tenancy, pending secured lender approvals, legal and tax reviews and final legal documents

Financial Results

•
FFO and Normalized FFO per diluted common share for the three months ended June 30, 2016, was $1.22, an increase of 6.1% over the same period in the prior year. FFO and Normalized FFO per diluted common share for the six months ended June 30, 2016, was $2.38, an increase of 4.4% over the same period in the prior year.

•
Normalized AFFO per diluted common share for the three months ended June 30, 2016 was $1.10, an increase of 8.9% over the same period in the prior year. Normalized AFFO per diluted common share for the six months ended June 30, 2016 was $2.15, an increase of 7.5% over the same period in the prior year.

•
Normalized FAD per diluted common share for the three months ended June 30, 2016, was $1.11, an increase of 8.8% over the same period in the prior year. Normalized FAD per diluted common share for the six months ended June 30, 2016, was $2.18, an increase of 6.9% over the same period in the prior year.

•
FFO per diluted common share for the three months ended June 30, 2016, was $1.45, an increase of 23.9% over the same period in the prior year. FFO per diluted common share for the six months ended June 30, 2016, was $2.61, an increase of 14.0% over the same period in the prior year. FFO for the three months ended June 30, 2016 includes gains on sales of marketable securities of $23.5 million and $14.7 million in write-offs of a lease intangible and straight-line rent receivable, both due to the transition of a lease on a portfolio of 15 SNFs to The Ensign Group.

•
Net income attributable to common stockholders per diluted common share for the three months ended June 30, 2016, was $1.16, an increase of 39.8% over the same period in the prior year. Net income attributable to common stockholders per diluted common share for the six months ended June 30, 2016, was $2.01, an increase of 24.1% over the same period in the prior year. Net income for the three months ended June 30, 2016 includes gains on sales of marketable securities of $23.5 million, gains on sales of real estate of $2.9 million and $14.7 million in write-offs of a lease intangible and straight-line rent receivable, both due to the transition of a lease on a portfolio of 15 SNFs to The Ensign Group. Net income for the six months ended June 30, 2016 includes additional gains on sales of real estate of $1.7 million.

The Company defines Normalized FFO as FFO adjusted for infrequent or unpredictable items detailed in the reconciliations. We define Normalized AFFO as Normalized FFO excluding the effects of straight-line lease revenue, amortization of debt issuance costs and the non-cash amortization of the original issue discount of our unsecured convertible notes. The Company defines Normalized FAD as Normalized AFFO excluding the effect of non-cash compensation expense.

Exhibit 99

The reconciliation of net income attributable to common stockholders to our FFO, Normalized FFO, Normalized AFFO and Normalized FAD is included as a table to this press release and filed in the Company's Form 10-Q with the Securities and Exchange Commission.

2016 Guidance
The Company currently expects Normalized FFO for 2016 to be in the range of $4.84 to $4.88 per diluted common share and Normalized AFFO to be in the range of $4.36 to $4.38 per diluted common share. The Company's guidance range for the full year 2016, with underlying assumptions and timing of certain transactions, is set forth and reconciled below:

	Full-Year 2016 Range
	Low	High
Net income per diluted share attributable to common stockholders	$3.70	$3.72
Plus: Depreciation	1.48	1.50
Less: Gains on sales of marketable securities	(.60)	(.60)
Less: Gains on sales of real estate	(.12)	(.12)
Plus: Normalizing items related to GAAP accounting for lease transition	.38	.38
Normalized FFO per diluted common share	$4.84	$4.88
Less: Straight-line rental income	(0.57)	(0.59)
Plus: Amortization of debt issuance costs	0.06	0.06
Plus: Amortization of original issue discount	0.03	0.03
Normalized AFFO per diluted common share	$4.36	$4.38

The Company’s guidance range reflects the existence of volatile economic conditions, but does not assume any material deterioration in tenant credit quality and/or performance of its portfolio. The Company does not include an estimate of investment volume in its guidance range, however, it includes future investments with existing and new tenants for which management estimates are reasonably likely at the present date. The Company's guidance does not include the potential impact of the decision to convert our existing RIDEA portfolio to a triple-net lease, as the closing date for such transaction cannot be estimated at the present time. See our announcement of a letter of understanding with our joint venture partner dated August 4, 2016. The guidance is based on a number of assumptions, many of which are outside the Company’s control and all of which are subject to change. The Company’s guidance range allows for the uncertainty inherent in the structure and timing of the financing required to fund previously announced investments and any pending new investments. The Company’s guidance may change if actual results vary from these assumptions.

Investor Conference Call and Webcast
NHI will host a conference call on Friday, August 5, 2016, at 12 p.m. ET, to discuss second quarter results. The number to call for this interactive teleconference is (303) 223-4364 with the confirmation number, 21814848. The live broadcast of NHI's second quarter conference call will be available online at www.nhireit.com. The online replay will follow shortly after the call and continue for approximately 90 days.

About National Health Investors
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. Visit www.nhireit.com for more information.

NHI Reports Second Quarter 2016 Results

August 5, 2016

Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD
(in thousands, except share and per share amounts)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income attributable to common stockholders	$44,595	$31,182	$77,320	$60,866
Elimination of certain non-cash items in net income:
Depreciation	14,695	13,004	28,429	26,017
Depreciation related to noncontrolling interest	(308)	(278)	(615)	(556)
Net gain on sales of real estate	(2,928)	—	(4,582)	—
Funds from operations	$56,054	$43,908	100,552	86,327
Gain on sale of marketable securities	(23,487)	—	(23,498)	—
Non-cash write-off of straight-line rent receivable	8,326	—	8,326	—
Write-off of lease intangible	6,400	—	6,400	—
Revenue recognized due to early lease termination	(303)	—	(303)	—
Recovery of previous write-down	—	(491)	—	(491)
Normalized FFO	$46,990	$43,417	91,477	85,836
Straight-line lease revenue, net	(5,297)	(6,220)	(10,583)	(12,308)
Straight-line lease revenue, net, related to noncontrolling interest	(10)	15	(19)	30
Amortization of original issue discount	285	274	567	545
Amortization of debt issuance costs	586	586	1,172	1,135
Amortization of debt issuance costs related to noncontrolling interest	(9)	(9)	(18)	(12)
Normalized AFFO	42,545	38,063	82,596	75,226
Non-cash stock based compensation	251	233	1,230	1,697
Normalized FAD	42,796	38,296	$83,826	$76,923

BASIC
Weighted average common shares outstanding	38,520,221	37,566,221	38,460,934	37,562,144
FFO per common share	$1.46	$1.17	$2.61	$2.30
Normalized FFO per common share	$1.22	$1.16	$2.38	$2.29
Normalized AFFO per common share	$1.10	$1.01	$2.15	$2.00
Normalized FAD per common share	$1.11	$1.02	$2.18	$2.05

DILUTED
Weighted average common shares outstanding	38,561,384	37,607,117	38,488,088	37,626,192
FFO per common share	$1.45	$1.17	$2.61	$2.29
Normalized FFO per common share	$1.22	$1.15	$2.38	$2.28
Normalized AFFO per common share	$1.10	$1.01	$2.15	$2.00
Normalized FAD per common share	$1.11	$1.02	$2.18	$2.04

See Notes to Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD.

NHI Reports Second Quarter 2016 Results

August 5, 2016

Notes to Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD

These supplemental operating performance measures may not be comparable to similarly titled measures used by other REITs. Consequently, our Funds From Operations ("FFO"), Normalized FFO, Normalized Adjusted Funds From Operations ("AFFO") and Normalized Funds Available for Distribution ("FAD") may not provide a meaningful measure of our performance as compared to that of other REITs. Since other REITs may not use our definition of these operating performance measures, caution should be exercised when comparing our Company's FFO, Normalized FFO, Normalized AFFO and Normalized FAD to that of other REITs. These financial performance measures do not represent cash generated from operating activities in accordance with generally accepted accounting principles ("GAAP") (these measures do not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP as a measure of liquidity, and are not necessarily indicative of cash available to fund cash needs.

Funds From Operations - FFO

FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and applied by us, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, if any. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs. Diluted FFO assumes the exercise of stock options and other potentially dilutive securities. Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs.

We believe that FFO and normalized FFO are important supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO. The term FFO was designed by the REIT industry to address this issue.

Adjusted Funds From Operations - AFFO

In addition to the adjustments included in the calculation of normalized FFO, normalized AFFO excludes the impact of any straight-line lease revenue, amortization of the original issue discount on our convertible senior notes and amortization of debt issuance costs.

We believe that normalized AFFO is an important supplemental measure of operating performance for a REIT. GAAP requires a lessor to recognize contractual lease payments into income on a straight-line basis over the expected term of the lease. This straight-line adjustment has the effect of reporting lease income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. GAAP also requires the original issue discount of our convertible senior notes and debt issuance costs to be amortized as non-cash adjustments to earnings. Normalized AFFO is useful to our investors as it reflects the growth inherent in the contractual lease payments of our real estate portfolio.

Funds Available for Distribution - FAD

In addition to the adjustments included in the calculation of normalized AFFO, normalized FAD excludes the impact of non-cash stock based compensation.

We believe that normalized FAD is an important supplemental measure of operating performance for a REIT as a useful indicator of the ability to distribute dividends to shareholders.

NHI Reports Second Quarter 2016 Results

August 5, 2016

Condensed Statements of Income
(in thousands, except share and per share amounts)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Revenues:
Rental income	$57,028	$52,670	$112,102	$105,165
Interest income from mortgage and other notes	3,232	2,521	6,324	4,642
Investment income and other	944	1,122	1,796	2,257
	61,204	56,313	120,222	112,064
Expenses:
Depreciation	14,695	13,004	28,429	26,017
Interest, including amortization of debt discount and issuance costs	10,666	9,287	20,928	17,699
Legal	124	75	250	179
Franchise, excise and other taxes	273	217	555	444
General and administrative	2,120	2,514	5,048	6,358
Loan and realty losses (recoveries)	14,726	(491)	14,726	(491)
	42,604	24,606	69,936	50,206
Income before equity-method investee, TRS tax benefit, investment and
other gains and noncontrolling interest	18,600	31,707	50,286	61,858
Loss from equity-method investee	(57)	(283)	(460)	(513)
Income tax benefit attributable to taxable REIT subsidiary	23	113	184	206
Investment and other gains	26,415	—	28,080	—
Net income	44,981	31,537	78,090	61,551
Less: net income attributable to noncontrolling interest	(386)	(355)	(770)	(685)
Net income attributable to common stockholders	$44,595	$31,182	$77,320	$60,866

Weighted average common shares outstanding:
Basic	38,520,221	37,566,221	38,460,934	37,562,144
Diluted	38,561,384	37,607,117	38,488,088	37,626,192

Earnings per common share:
Net income attributable to common stockholders - basic	$1.16	$.83	$2.01	$1.62
Net income attributable to common stockholders - diluted	$1.16	$.83	$2.01	$1.62

Regular dividends declared per common share	$.90	$.85	$1.80	$1.70

NHI Reports Second Quarter 2016 Results

August 5, 2016

Selected Balance Sheet Data
(in thousands)
	June 30, 2016	December 31, 2015

Real estate properties, net	$2,066,058	$1,836,807
Mortgage and other notes receivable, net	160,062	133,714
Cash and cash equivalents	3,876	13,286
Marketable securities	23,751	72,744
Straight-line rent receivable	62,034	59,777
Equity-method investment and other assets	19,673	15,544
Assets held for sale, net of depreciation	—	1,346
Debt	1,072,835	914,443
National Health Investors Stockholders' equity	1,169,571	1,133,292

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding the Company's, tenants', operators', borrowers’ or managers' expected future financial position, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations, continued performance improvements, ability to service and refinance our debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as “may”, “will”, “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, and other similar expressions are forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, among other things; the operating success of our tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities, which may fail to achieve the operating results we expect; the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings; risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates would have on our tenants’ and borrowers’ business; the risk that the cash flows of our tenants and borrowers would be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk that we may not be fully indemnified by our lessees and borrowers against future litigation; the success of our future acquisitions and investments; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the potential need to incur more debt in the future, which may not be available on terms acceptable to us; our ability to meet covenants related to our indebtedness which impose certain operational; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests; our dependence on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt bears interest at variable rates; the risk that our assets may be subject to impairment charges; and our dependence on the ability to continue to qualify for taxation as a real estate investment trust. Many of these factors are beyond the control of the Company and its management.  The Company assumes no obligation to update any of the foregoing or any other forward looking statements, except as required by law, and these statements speak only as of the date on which they are made.   Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC’s web site at http://www.sec.gov or on NHI’s web site at http://www.nhireit.com.